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                                                                   EXHIBIT 10.13

                                    FORM OF

                                 AMENDMENT TO

           COMMON STOCK AND COMMON STOCK WARRANT PURCHASE AGREEMENT

     This Amendment to Common Stock and Common Stock Warrant Purchase Agreement (this "Amendment") is entered into as of August 6, 1998, by and between InfoSpace, Inc., a Delaware corporation (the "Company"), and _______________ (the "Investor").

                                    RECITALS

     A. Pursuant to Section 1.4 of the Common Stock and Common Stock Warrant Purchase Agreement, dated as of May 21, 1998, by and between the Company and the Investor (the "Purchase Agreement"), the Investor is entitled to Adjustment Shares upon the occurrence of certain events.

     B. The Company wishes to terminate its obligations to issue Adjustment Shares in the future and is willing to issue a certain amount of Adjustment Shares in exchange for the termination of any further obligations.

     C. The Investor wishes to receive such Adjustment Shares in exchange for the termination of any further obligation of the Company to issue any additional Adjustment Shares.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the above recitals and the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     All terms capitalized and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.   ISSUANCE OF SECURITIES

     The Company agrees to issue the Investor shares of Common Stock and warrants to purchase Common Stock as set forth in this Section 2 as soon as practicable upon execution and delivery of this Amendment by the parties hereto.

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     2.1  AGREEMENT TO ISSUE COMMON STOCK

     The Company agrees to issue to the Investor ________ shares of Common Stock (the "Settlement Shares"). The Settlement Shares shall have and be subject to the same terms, rights, conditions and benefits of the Shares issued pursuant to the Purchase Agreement, including the terms and conditions of the Investor Rights Agreement and the Co-Sale Agreement.

     2.2  AGREEMENT TO ISSUE COMMON STOCK PURCHASE WARRANTS

     The Company agrees to issue to the Investor Common Stock Purchase Warrants to purchase up to ________ shares of Common Stock at an exercise price of $2.00 per share, ________ shares of Common Stock at an exercise price of $3.00 per share and ________ shares of Common Stock at an exercise price of $5.00 per share (the "Settlement Warrants"). The Settlement Warrants shall have the same terms and conditions of, and be in the substantially the same form as, the Warrants issued pursuant to the Purchase Agreement.

3.   TERMINATION OF SECTION 1.4 OF PURCHASE AGREEMENT

     The Investor acknowledges and agrees that the issuance of the Settlement Shares and Settlement Warrants as provide for herein satisfy the obligations of the Company under Section 1.4 of the Purchase Agreement and the parties hereby terminate Section 1.4 of the Purchase Agreement in its entirety, and it shall be of no further force or effect.

4.   General

     The parties hereby agree that the provisions of Section 6 of the Purchase Agreement shall govern this Amendment; provided, however, that Section 6.4 of the Purchase Agreement is hereby modified to include this Amendment within the scope of the materials constituting the final agreement of the parties thereto.


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                                 INVESTOR LIST


Acorn Ventures-IS, LLC               33,360 shares of Common Stock
                                     Common Stock Purchase Warrants 32,049
                                     shares at $2.00 per share, 14,022 shares at $3.00 per share and 14,022 shares at $5.00 per share

Kellett Partners LLP                 4,854 shares of Common Stock

                                     Common Stock Purchase Warrants 3,815 shares at $2.00 per share, 1,669 shares at $3.00 and 1,669 shares at $5.00 per share

John and Carolyn Cunningham          965 shares of Common Stock
                                     Common Stock Purchase Warrants 1,264 shares at $2.00 per share, 553 shares at $3.00 and 553 shares at $5.00 per share

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